EXHIBIT 10.3

                          VOLUNTARY SURRENDER AGREEMENT

     This is an Agreement for voluntary surrender of collateral ("Agreement") made and entered into this 12th day of March, 2001, by and between K-Tel International (USA), Inc. ("K-Tel USA") and K-5 Leisure Products, Inc. ("K-5").

                                    RECITALS

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A.        On September 27, 1999, K-5 and K-Tel International, Inc. ("K-Tel")
          entered into that certain Credit Agreement (the "K-5 Agreement"). As of the date hereof, K-Tel is indebted to K-5 under the terms and conditions of the K-5 Agreement (and all documents delivered pursuant thereto) in the principal amount of $3,155,824,69, together with interest on such principal sum in the amount of $10,894.10, for an aggregate Indebtedness to K-5 of $3,166,723.79 plus costs and expenses of collection including reasonable attorneys' fees (the "K-5 Indebtedness").

B. K-Tel is unable to meet the demand of K-5 for full satisfaction of its obligations to K-5 under the K-5 Agreement.

C. The obligations of K-Tel to K-5 under the K-5 Agreement were guaranteed by K-Tel USA dated September 27, 1999 which guaranty was secured by a Security Agreement from K-Tel USA to K-5, under which K-5 holds, INTER ALIA, a security interest in essentially all of K-Tel USA's inventory, receivables, equipment, and general intangibles (the "Collateral").

D. On November 19, 1997, K-Tel USA and Foothill Capital Corporation ("Foothill") entered into that certain Loan and Security Agreement (the "Foothill Agreement"). On February 28, 2001, Foothill assigned all of its right, title and interest in the Foothill Agreement to K-5. As of the date hereof, K-Tel USA is indebted to K-5 under the terms and conditions of the Foothill Agreement (and all documents delivered pursuant thereto) in the principal amount of $3,479,544.85 together with interest on such principal sum in the amount of $12,011.58, for an aggregate Indebtedness under the Foothill Agreement to K-5 of $3,491,556.43 plus costs and expenses of collection including reasonable attorneys' fees (the "Foothill Indebtedness"). On February 28, 2001, K-5 made additional advances under the Foothill Agreement of $445,000.00 bringing the total indebtedness under the Foothill Agreement to $3,924,544.85 (the K-5 Indebtedness and the Foothill Indebtedness are together, the "Indebtedness"). The total of the Indebtedness as of this date is $7,091,268.64.

E. To secure repayment of all obligations of K-Tel USA to Foothill, K-Tel USA gave Foothill a security interest in the Collateral owned by K-Tel to USA, which security interest has been assigned to K-5.

F. K-Tel USA is unable to meet the demand of K-5 for full satisfaction of its obligations to K-5 under the Foothill Agreement.

G. K-5 wishes to provide for disposition of the Collateral, in a manner which complies with the provisions of the Uniform Commercial Code now in effect in the State of Minnesota and wishes to ensure that it is proceeding in a commercially reasonable manner in disposing of the Collateral.

H. K-Tel USA and K-5 intend this Agreement to assist in obtaining the maximum return on the liquidation of the Collateral.

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     NOW, THEREFORE, in consideration of the above recitals, as well as the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, K-5 and K-Tel USA:

     (1) The above recitals are acknowledged by the parties to be true and correct and are incorporated herein by reference.

     (2) AGREEMENT OF K-TEL USA. K-Tel USA agrees to the following:

          (a) On the date hereof and in connection with K-5's foreclosure of its security interest in the Collateral, K-Tel USA hereby voluntarily surrenders to K-5 the Collateral together with all of its right, title and interest therein. The Collateral will remain subject to K-5's security interests. K-Tel USA acknowledges that K-5 will provide all notices of default or disposition of the Collateral required by Minnesota Statutes Section 336.9-504.

          (b) On the date hereof, K-Tel USA shall deliver to K-5 all of the Collateral and shall deliver to K-5 all documents necessary to effectuate and facilitate (i) K-Tel USA's voluntary surrender of all of the Collateral to K-5 hereunder and (ii) any disposition of the Collateral by K-5 to third parties hereafter, (all such documents to be in form acceptable to K-5). Notwithstanding such delivery, K-Tel USA shall maintain existing insurance on the Collateral until such time as K-5 disposes of the Collateral, equal to the value thereof as set forth herein, all such insurance to name K-5 as loss payee.

          (c) Except for the rights of K-Tel USA to reduction of the Indebtedness as contained in Section 3 of this Agreement, K-Tel USA hereby waives and renounces any rights in or to the Collateral, including without limitation any right to further notice of the disposition thereof, whether under Minnesota Statutes ss. 336.9-504 or otherwise, except for any right to redeem the Collateral under Minnesota Statutes Section 336.9-506.

     (3) REDUCTION OF INDEBTEDNESS. Subsequent to the voluntary surrender of the Collateral by K-Tel USA herein, upon its full performance under Section 2 hereof and based upon the representations, warranties and covenants of K-Tel USA herein, K-5 will apply funds in accordance with the Uniform Commercial Code and will reduce the amount of the Indebtedness by the amount actually received by K-5 upon K-5's disposition to third parties of the Collateral conveyed to K-5 hereunder; provided, however, that the Indebtedness shall not be so reduced until funds paid or to be paid upon such disposition are collected funds (subject to no rights of setoff, charges or other claims or reductions). Upon the collection by K-5 of the total amount of the Indebtedness, K-5 will terminate any financing statements, wherever filed, which name K-Tel USA as Debtor and K-5 as secured party.

     (4) REPRESENTATIONS AND WARRANTIES OF K-TEL USA. To induce K-5 to enter into this Agreement and to accept K-Tel USA Inc.'s voluntary surrender of all of K-Tel USA, Inc.'s right, title and interest in and to the Collateral, K-Tel USA, Inc. represents and warrants to K-5 and agrees that:

          (a) TITLE AND CONDITION OF CONVEYED COLLATERAL. K-Tel USA has good and marketable title to and owns the Collateral, free and clear of all security interests, liens or encumbrances other than those in favor of K-5 being foreclosed hereby and those set forth on EXHIBIT A attached hereto. K-5 has a valid, perfected, first priority security interest in all of the Collateral. The parties, after due consideration, have concluded and estimated that the value of the Collateral being surrendered will have a fair market value substantially less than the Indebtedness.

          (b) FAIR MARKET VALUE. K-Tel USA admits and agrees that K-5 by reducing the Indebtedness as provided herein pursuant to a commercially reasonable sale as

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               required by Minnesota Statutes Section 336.9-504, will have provided a full, fair, equivalent and adequate consideration to K-Tel USA for the Collateral.

          (c) RESIDENCE OF K-TEL USA AND LOCATION OF COLLATERAL. K-Tel USA represents and warrants to K-5 that the addresses specified in
               Section 10(a) hereof constitute the "residences" of K-Tel USA for purposes of all state or federal laws, statutes or regulations relating to the payments of or assessment for taxes of all types (and the reporting of income or filing of returns relating thereto) and that all of the Collateral is located, stored or maintained by K-Tel USA at that location or locations in the same county.

          (d) NO TRANSFER OF COLLATERAL. K-Tel USA represents and warrants to K-5 that during the time period commencing on March 13, 2000 and continuing to and including the date hereof, K-Tel USA has not transferred, conveyed, assigned or otherwise disposed of any material portion of (or any of K-Tel USA's then existing right, title or interest in) the Collateral other than in the ordinary course of their business.

     (5) ADDITIONAL COVENANTS OF K-TEL USA. K-Tel USA additionally covenants to K-5 as follows:

          (a) FURTHER INSTRUMENTS. On the date hereof, or thereafter if necessary, K-Tel USA shall, without cost or expense to K-5, execute and deliver to or cause to be executed and delivered to K-5 such further instruments and take such other action as K-5 may reasonably require to carry out more effectively the transfer of the Collateral contemplated by this Agreement.

          (b) FURTHER DISPOSITION. The Collateral may be disposed of by K-5 by public sale, private sale or other disposition, and any auction, private sale or other disposition of the Collateral, pursuant to the provisions of Minnesota Statutes Section 336.9-504, may be held by K-5 on any real property owned, occupied, leased or controlled by K-Tel USA without charge to K-5 for use of such real property.

          (c) BOOKS AND RECORDS. K-5 shall be entitled to reasonable access to the books and records of K-Tel USA.

          (d) RELEASE AND SETTLEMENT OF CLAIMS. K-Tel USA hereby stipulates and agrees that the amount of the Indebtedness prior to any reduction hereunder is as set forth in the Recitals.

          (e) COMMISSION. K-Tel USA hereby stipulates and agrees that it is not entitled to any commission or other remuneration from K-5 upon K-5's disposition of the Collateral hereafter to any third party and that no action undertaken by K-5 pursuant hereto will in any way limit or discharge K-5's security interest in any of the Collateral, or any other interests of K-5 in any other real or personal property of K-Tel USA or any affiliates.

     (6) MUTUAL COVENANTS.

          (a) EFFECT OF SURRENDER. The voluntary surrender of the Collateral by K-Tel USA hereunder is intended to be, and shall constitute, a voluntary surrender of the same in connection with K-5's foreclosure of its security interests in the Collateral only. It is not a transfer for security nor is such voluntary surrender an election or proposal by K-5 to retain the Collateral in satisfaction of the obligations of K-Tel USA to K-5. K-5 retains the right to seek a deficiency against K-Tel USA.

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          (b)  AMENDMENTS, WAIVERS, ETC. No amendment, modification or waiver or any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by K-5 and K-Tel USA, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

     (7) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by K-Tel USA in this Agreement shall survive the date hereof.

     (8) ADDITIONAL ADVANCES. Although K-5 may determine to advance such other sums as K-5 may in its sole discretion determine to be advances permitted under Minnesota Statutes Section 336.9-504(1)(a), K-Tel USA acknowledges that K-5 has no obligation to make any such further advances.

     (9) GOVERNING LAW. This Agreement shall be governed by and construed under and in accordance with the laws of the State of Minnesota.

     (10) MISCELLANEOUS.

          (a) NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be considered delivered in all aspects when it has been delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:

               To K-5:           K-5 Leisure Products, Inc.
                                 220 Saulteaux Crescent
                                 Winnipeg, Manitoba, Canada
                                 Attention:  Philip Kives

               with a copy to:   LEONARD, STREET & DEINARD, P.A.
                                 150 South Fifth Street, Suite 2300
                                 Minneapolis, MN 55402
                                 Attention:  Steven DeRuyter

               To K-Tel USA:     K-Tel International (USA), Inc.
                                 5555 Pioneer Creek Drive
                                 Maple Plain, MN 55359
                                 Attention:  Dennis Ward

               with a copy to:   BRIGGS AND MORGAN
                                 2400 IDS Center
                              Minneapolis, MN 55402
                              Attention: Av Gordon

or such other addresses as shall be similarly furnished in writing by any party.

          (b) ENTIRE AGREEMENT; BINDING EFFECT. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein, and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns. There are no agreements or understandings between the parties other than those set forth herein or executed simultaneously herewith.

          (c) COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties, and all of which shall be construed together as but a single instrument.

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          (d)  HEADINGS. Section and paragraph headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (e) NATURE OF AGREEMENT. Notwithstanding the requirement of performance by any party subsequent to the date hereof, this Agreement shall constitute a binding contract for the surrender of the Collateral pursuant to the terms hereof enforceable as between the parties hereto upon execution hereof, subject only to satisfaction of the terms set forth herein.

          (f) NO AGENCY OR JOINT VENTURE. Neither the execution of this Agreement nor any action taken by parties hereto is intended to be, nor shall it be construed to be, the formation of any agency relationship, any partnership or joint venture. No party shall have the right to obligate or otherwise bind any other party hereunder. No third party beneficiary rights are created hereunder.

          (g) LIMITATION. The transactions contemplated in this Agreement are not intended by K-5 or K-Tel USA to constitute an accord and satisfaction of the Indebtedness, the obligations of K-Tel USA under the Loan Agreement and the Foothill Agreement (the "Obligations"), or any other obligations of K-Tel USA to K-5. K-5 does not intend to retain the Collateral in full satisfaction of the Obligations or to fully discharge the Obligations as a result of the transactions contemplated herein, it being expressly understood by the parties hereto that the Indebtedness and the Obligations shall be reduced, cancelled and discharged only by the amounts and in the manner specifically set forth in this Agreement and that K-5's security interest or other liens or encumbrances upon the real or personal property of K-Tel USA, including without limitation the Collateral, shall remain and continue herein, unaffected by the transactions contemplated herein except to the extent specifically set forth.

                                       K-TEL INTERNATIONAL (USA), INC.


                                       By: /s/ Dennis Ward

                                          ------------------------------------
                                          Dennis Ward

                                          Its Chief Financial Officer

                                       K-5 LEISURE PRODUCTS, INC.

                                       By: /s/ Philip Kives

                                          ------------------------------------
                                          Philip Kives

                                          Its President

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                                  EXHIBIT A TO

                          VOLUNTARY SURRENDER AGREEMENT

Security Interests held by other than K-5:

FILING NUMBER AND DATE      SECURED PARTY            COLLATERAL
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                              None